CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated June 27, 2025, for the Pacer Funds Trust, which includes the Pacer Cash Cows Fund of Funds ETF, Pacer CRFA-Stovall Equal Weight Seasonal Rotation ETF, Pacer Data & Infrastructure Real Estate ETF, Pacer Data and Digital Revolution ETF, Pacer Developed Markets International Cash Cows 100 ETF, Pacer Emerging Markets Cash Cows 100 ETF, Pacer Global Cash Cows Dividend ETF, Pacer Industrial Real Estate ETF, Pacer Industrials and Logistics ETF, Pacer Lunt Large Cap Alternator ETF, Pacer Lunt Large Cap Multi-Factor Alternator ETF, Pacer Lunt Midcap Multi-Factor Alternator ETF, Pacer MSCI World Industry Advantage ETF, Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF, Pacer Nasdaq International Patent Leaders ETF, Pacer Pacific Asset Floating Rate High Income Fund ETF, Pacer Trendpilot® 100 ETF, Pacer Trendpilot® European Index ETF, Pacer Trendpilot® Fund of Funds ETF, Pacer Trendpilot® International ETF, Pacer Trendpilot® US Bond ETF, Pacer Trendpilot® US Large Cap ETF, Pacer Trendpilot® US Mid Cap ETF, Pacer US Cash Cows 100 ETF, Pacer US Cash Cows Growth ETF, Pacer US Export Leaders ETF, Pacer US Large Cap Cash Cows Growth Leaders ETF, Pacer US Small Cap Cash Cows ETF, Pacer US Small Cap Cash Cows Growth Leaders ETF and Pacer WealthShield ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 135 under the Securities Act of 1933 and Post-Effective Amendment No.137 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Funds.

Huntingdon Valley, Pennsylvania
August 27, 2025